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                                                                    Exhibit 21.1
                           Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

                                                                                                   State or
                                                                         Percentage           other Jurisdiction
                                                                             of                of Incorporation
                                                                         Ownership             or Organization
                                                                         ----------            -----------------
Canama Transportation (9)                                                    100                   Cayman Islands
Caymex Transportation, Inc. (1)                                              100                   Delaware
Gateway Eastern Railway Company (1)                                          100                   Illinois
Grupo Transportacion Ferroviaria
       Mexicana, S.A. de C.V. *(8)                                            37                   Mexico
Joplin Union Depot *                                                          33                   Missouri
KC Terminal Railway (12)                                                      16                   Missouri
Mexrail, Inc. *(12)                                                           49                   Delaware
Mid-South Microwave, Inc. (1)                                                100                   Delaware
NAFTA Rail, S.A. de C.V. (9)                                                 100                   Mexico
North American Freight Transportation
 Alliance Rail Corporation                                                   100                   Delaware
PABTEX GP, LLC (2)                                                           100                   Texas
PABTEX L.P. (13)                                                             100                   Delaware
Panama Canal Railway Company *(10)                                            42                   Cayman Islands
Panarail Tourism Company (11)                                                100                   Cayman Islands
Port Arthur Bulk Marine Terminal Co. (5)                                      80                   Partnership
Rice-Carden Corporation (1)                                                  100                   Missouri
SCC Holdings, LLC (1)                                                        100                   Delaware
SIS Bulk Holding, Inc. (2)                                                   100                   Delaware
Southern Capital Corporation, LLC *(14)                                       50                   Colorado
Southern Development Company (1)                                             100                   Missouri
Southern Industrial Services, Inc.                                           100                   Delaware
The Kansas City Southern Railway Company                                     100                   Missouri
The Texas Mexican Railway Company *(4)                                       100                   Texas
TFM, S.A. de C.V. *(6)                                                        80                   Mexico
TransFin Insurance, Ltd.                                                     100                   Vermont
Trans-Serve, Inc. (2) (3)                                                    100                   Delaware
Veals, Inc.                                                                  100                   Delaware
Wyandotte Garage Corporation                                                  80                   Missouri

  *        Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)      Subsidiary of The Kansas City Southern Railway Company
(2)      Subsidiary of Southern Industrial Services, Inc.
(3)      Conducting business as Superior Tie & Timber
(4)      Subsidiary of Mexrail, Inc.
(5)      Subsidiary of Rice-Carden Corporation
(6)      Subsidiary of Grupo TFM
(7)      Subsidiary of Southern Development Company
(8)      Subsidiary of NAFTA Rail, S.A. de C.V.
(9)      Subsidiary of Caymex Transportation, Inc.
(10)     Subsidiary of Canama Transportation
(11)     Subsidiary of Panama Canal Railway Company
(12)     Unconsolidated affiliate of The Kansas City Southern Railway Company
(13)     Subsidiary of SIS Bulk Holding, Inc.
(14)     Unconsolidated affiliate of SCC Holdings, Inc.